Exhibit 23.2







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Chartwell Re Corporation on Form S-8 of our report dated February 3, 1998, appearing in the Annual Report on Form 10-K of Chartwell Re Corporation for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
August 17, 1998

                                       13